UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 22, 2004

Mirant Corporation

(Exact name of registrant as specified in charter)

Delaware	N/A	51-0390520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Perimeter Center West, Suite 100, Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (678) 579-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Mirant Corporation (the “Company”) and various employees entered into a Key Employee Retention Program and Change in Control Release Agreements (individually, an “Agreement”).  Employees entering into an Agreement included, among others, Douglas L. Miller, Senior Vice President and General Counsel Vance N. Booker, Senior Vice President; and Curtis Morgan, Executive Vice President and Chief Operating Officer.  An Agreement with these three individuals was entered into on September 23, 2004.

In general, the Agreement provides for the waiver and termination of any change in control rights and agreements that the employee may have against the Company in exchange for the employee’s participation in the Key Employee Retention Program (“KERP”) and the KERP Enhanced Serverance Program, both as previously adopted by the Bankruptcy Court for the Northern District of Texas on August 11, 2004.  The Agreement also provides for the waiver of any previously awarded retention or severance benefits and of any administrative claims that the employee may have had on account of any retention agreement, employment agreement, severance agreement and/or other employee benefit plan.

In addition, on September 22, 2004, the Company signed an agreement with Lloyd A. Warnock, Senior Vice President, modifying the previously agreed upon terms of his employment at Mirant.  The modification dealt with the treatment of travel expenses and relocation expenses.

The Agreements with respect to Mssrs. Miller, Booker, Morgan and Warnock are attached as Exhibits hereto.

Item 9.01  Financial Statements and Exhibits

Exhibits

Exhibit No.	Exhibit Name
99.1	Agreement with Curtis Morgan
99.2	Agreement with Douglas L. Miller
99.3	Agreement with Vance N. Booker
99.4	Agreement with Aldie Warnock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 24, 2004

Mirant Corporation

/s/ Dan Streek
Dan Streek
Vice President and Controller
(Principal Accounting Officer)